Exhibit 5.2

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

December 12, 2011

Plum Creek Timberlands, L.P.

999 Third Avenue, Suite 4300

Seattle, Washington 98104

Re:	Plum Creek Timberlands, L.P.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration statement on Form S-3, filed on the date hereof by the Partnership (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale by the Partnership from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities of the Partnership (collectively, the “Debt Securities”), which may be issued under an indenture, dated as of November 14, 2005 (as amended or supplemented, the “Indenture”), among the Partnership, Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	an executed copy of the Indenture, incorporated by reference as an exhibit to the Registration Statement; and

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December 12, 2011

(iii)	the Amended and Restated Agreement of Limited Partnership of the Partnership, as certified by James A. Kraft, Secretary of the Company, the parent company of the Partnership (the “Partnership Agreement”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Partnership, the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Partnership and the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Partnership of, and the performance of its obligations under, the Debt Securities and the Indenture will not violate, conflict with or constitute a default under (i) the Partnership Agreement or any agreement or other instrument to which the Partnership or its properties is subject, (ii) any law, rule or regulation to which the Partnership or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Partnership, the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

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December 12, 2011

(c) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(d) we do not express any opinion as to the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code;

(e) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations; and

(f) with respect to the enforceability of all obligations under the Indenture and any Offered Debt Securities not denominated in U.S. dollars, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. Our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights, and we do not express any opinion as to the enforceability of the provisions of the Indenture or any Offered Debt Securities providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under the Indenture or such Offered Debt Securities from a court judgment in another currency.

Our opinions set forth herein are limited to the Revised Uniform Limited Partnership Act of the State of Delaware and the laws of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement and, to the extent relevant, reported judicial or regulatory determinations interpreting such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions stated herein. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that with respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action, including causing the general partner of the Partnership to take any necessary partnership action, to fix and determine the terms and to authorize the issuance and delivery of the Offered Debt Securities; (iii) if the Offered Debt Securities are to be

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December 12, 2011

sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Partnership and the other parties thereto; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP